Exhibit 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of April 28, 2021, by and between Unicycive Therapeutics, Inc., a Delaware corporation (the “Company”), and Pramod Gupta (the “Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of March 22, 2021 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Company and Executive agreed that Executive would be employed by the Company as its Executive Vice President, Pharmaceutical and Business Operations; and

WHEREAS, the parties desire to amend the terms of the Employment Agreement in order to clarify the parties’ intent with respect to the effective date thereof.

NOW, THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound, hereby agree as follows:

1. Amendment. The second paragraph on page 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

“WHEREAS, the Company desires to continue to employ Executive, and Executive desires to continue to be employed by, the Company, in each case effective as of the date of an initial public offering of the Company (the ‘Effective Date’);”

2. Governing Law. This Amendment and the obligations of the parties hereto shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles or conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery may be made by the facsimile transmission of a signed counterpart.

4. Further Amendments. This Amendment cannot be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The execution of any further amendment to this Amendment by all parties hereto shall establish that such execution was made in accordance with any applicable requirements for approval.

5. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, term sheets, letters of intent or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. Except as otherwise provided in this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

COMPANY:

UNICYCIVE THERAPEUTICS, INC.:

By:	/s/ Shalabh Gupta, M.D.
Name:	Shalabh Gupta, M.D.
Title:	President & CEO

EXECUTIVE:

/s/ Pramod Gupta
Pramod Gupta